EXHIBIT A

                 AMPAL-AMERICAN ISRAEL CORPORATION
                       1993 STOCK OPTION PLAN


           1.   Purposes.
                --------

           The 1993 Option Plan (the "Plan") is intended to attract and retain the best available personnel for Ampal-American Israel Corporation ("Ampal") or any of its subsidiary corporations (collectively, the "Company"), and to provide additional incentive to such employees, officers and directors to exert their maximum efforts toward the success of the Company. The above aims will be effectuated through the granting of certain stock options. Under the Plan, options may be granted which are intended to qualify as incentive stock options under
 Section 422 of the Internal Revenue Code of 1986 (the "Code") (such options granted hereunder are referred to as "ISOs") or which are not intended to qualify as incentive stock options thereunder (such options granted hereunder are referred to as "Non-ISOs"). The term "subsidiary corporation" shall, for purposes of the Plan, be defined in the same manner as such term is defined in Section 424(f) of the Code and shall include a subsidiary of any subsidiary.

           2.   Administration of the Plan.
                --------------------------

           (a) The Plan shall be administered by the Board of Directors of Ampal (the "Board of Directors"), as the Board of Directors may be composed from time to time, except as provided in subparagraph (b) of this Paragraph 2. The determinations of the Board of Directors under the Plan, including without limitation as to the matters referred to in this Paragraph 2, shall be conclusive. Within the limits of the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to take the following actions under the Plan:
           (i) to determine the individuals to whom, and the time or times at which, ISOs to purchase Ampal's shares of Class A Stock, par value $1.00 per share ("Class A Stock"), shall be granted, and the number of shares of Class A Stock to be subject to each ISO,
           (ii) to determine the individuals to whom, and the time or times at which, Non-ISOs to purchase shares of Ampal's Class A Stock, shall be granted, and the number of shares of Class A Stock to be subject to each Non-ISO,
           (iii) to determine the terms and provisions of the respective stock option agreements granting ISOs and Non-ISOs (which need not be identical),
           (iv)  to interpret the Plan,
           (v) to prescribe, amend and rescind rules and regulations relating to the Plan, and
           (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors


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 may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Board of Directors, in its discretion, shall deem relevant. An individual to whom an option has been granted under the Plan is referred to herein as an "Optionee."
           (b) Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, except that the power to appoint members of the Committee and to terminate, modify or amend the Plan shall be retained by the Board of Directors. In the event that any member of the Board of Directors is at any time not a "disinterested person," as defined in Rule 16b-3(c)(2)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only be administered by a Committee, all the members of which are disinterested persons, as so defined. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill Committee shall constitute a quorum and all determinations shall be made by a majority of its members.
 Members of the Committee shall not be eligible to participate in this Plan.

           3.   Shares Subject to the Plan.
                --------------------------

           The total number of shares of Class A Stock which shall be subject to ISOs and Non-ISOs granted under the Plan (collectively, "Options") shall be 200,000 in the aggregate, subject to adjustment as provided in Paragraph 8. The shares of Class A Stock to be issued upon exercise of Options shall in whole or in part be authorized and unissued or reacquired shares of Class A Stock. The unexercised portion of any expired, terminated or canceled Option shall again be available for the grant of Options under the Plan.

           4.   Eligibility.
                -----------

           (a) Options may be granted to employees, officers or directors of the Company, as determined by the Board of Directors.
           (b) An ISO may be granted, consistent with the other terms of the Plan, to an employee who owns (within the meaning of Sections 422(b)(6) and 424(d) of the Code), more than ten (10%) percent of the total combined voting power or value of all classes of stock of Ampal or a subsidiary corporation (any such

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 person, a "Principal Shareholder") only if, at the time such ISO is granted, the purchase price of the shares of Class A Stock subject to the ISO is an amount which equals or exceeds one hundred ten percent (110%) of the fair market value of such shares.
           (c) A director or an officer of the Company who is not also an employee of the Company shall be eligible to receive Non-ISOs but shall not be eligible to receive ISOs.
           (d) Nothing contained in the Plan shall be construed to limit the right of Ampal to grant options otherwise than under the Plan for proper corporate purposes.
           (e) Nothing contained in the Plan shall be construed to limit the right of the Board of Directors to grant an ISO and a Non-ISO concurrently under a single stock option agreement so long as each Option is clearly identified as to its status. Furthermore, if an Option has been granted under the Plan, additional Options may be granted from time to time to the Optionee holding such Options, and Options may be granted from time to time to one or more employees, officers or directors who have not previously been granted Options.
           (f) To the extent that the grant of an Option results in the aggregate fair market value (determined at the time of grant) of the shares of Class A Stock (or other capital stock of the Company or any subsidiary) with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and subsidiary corporations) exceeding $100,000, such Option shall be treated as an Non-ISO. The provisions of this subparagraph (f) of Paragraph 4 shall be construed and applied in accordance with
 Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

           5.   Terms of Options.
                ----------------

           The terms of each Option granted under the Plan shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:
           (a) The purchase price of shares of Class A Stock subject to each ISO shall not be less than the fair market value (or in the case of the grant of an ISO to a Principal Shareholder, not less than 110% of fair market value) of such shares at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if shares of Class A Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the mean of the highest and lowest trading prices or of the high bid and low asked prices of shares of Class A Stock on such exchange, or on the over-the-counter market as reported by the NASDAQ system or the National Quotation Bureau, Inc., as the case may be, on the day on which the ISO is granted or, if there is no trading or bid or asked price on that day, the mean of the highest and lowest trading or high bid and low asked prices on

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 the most recent day preceding the day on which the ISO is granted for which such prices are available.
           (b) The purchase price of shares of Class A Stock subject to each Non-ISO shall be fixed by the Board of Directors, in its discretion, at the time such Non-ISO is granted.
           (c) The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; provided, however, Options granted to directors of Ampal who are not also employees of Ampal shall be exercisable immediately upon grant; and provided, further, no Option, except to a person described in the immediately preceding proviso, shall be exercisable prior to the second anniversary of the date on which it is granted.
           (d) The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; provided, however, no Option shall be exercisable after the expiration of five (5) years from the date of grant. Each Option shall be subject to earlier termination as expressly provided in Paragraph 6 hereof or as determined by the Board of Directors, in its discretion, at the date such Option is granted.
           (e) Options shall be exercised by the delivery by the Optionee thereof to the Company at its principal office, or at such other address as may be established by the Board of Directors, of written notice of the number of shares of Class A Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Payment for such shares of Class A Stock may be made (as determined by the Board of Directors) (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery of capital stock to the Company having a fair market value (determined on the date of exercise in accordance with the provisions of subparagraph (a) of this Paragraph 5) equal to said purchase price, (iv) pursuant to a broker-assisted "cashless exercise" program, if established by the Company, or (v) by any combination of the methods of payment described in (i) through
 (iv) above.
           (f) An Optionee shall not have any of the rights of a shareholder with respect to the shares of Class A Stock subject to his Option until such shares are issued to him upon the exercise of his Option as provided herein.
           (g) No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.





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

           6.   Death or Termination of Employment.
                ----------------------------------

           (a) If the employment or other relationship of an Optionee with the Company shall be terminated voluntarily by the employee and without the consent of the Company or for "Cause" (as hereinafter defined), and immediately after such termination such Optionee shall not then be employed by the Company, any Options granted to such Optionee to the extent not theretofore exercised shall expire forthwith. For purposes of the Plan, "Cause" shall mean "Cause" as defined in any employment agreement ("Employment Agreement") between Optionee and the Company, and, in the absence of an Employment Agreement or in the absence of a definition of "Cause" in such Employment Agreement, "Cause" shall mean (i) any continued failure by the Optionee to obey the reasonable instructions of the President or the Board of Directors, (ii) continued neglect by the Optionee of his duties and obligations as an employee of the Company, or a failure to perform such duties and obligations to the reasonable satisfaction of the President or the Board of Directors, (iii) willful misconduct of the Optionee or other actions in bad faith by the Optionee which are to the detriment of the Company including without limitation conviction of a felony, embezzlement or misappropriation of funds and conviction of any act of fraud or (iv) a breach of any material provision of any Employment Agreement not cured within 10 days after written notice thereof.
           (b) If such employment or other relationship shall terminate other than (i) by reason of death, (ii) voluntarily by the employee and without the consent of the Company, or (iii) for Cause, and immediately after such termination such Optionee shall not then be employed by the Company, any Options granted to such Optionee may be exercised at any time within three months after such termination, subject to the provisions of subparagraph (e) of this Paragraph 6 and subparagraph (c) of Paragraph 5. Any unexercised Option subject to this subparagraph (b) shall expire on the day three months after the termination of the Optionee's employment or other relationship with the Company. For the purposes of the Plan, the retirement of an Optionee either pursuant to a pension or retirement plan adopted by the Company or on the normal retirement date prescribed from time to time by the Company, and the termination of employment as a result of a disability (as defined in Section 22(e)(3) of the Code) shall be deemed to be a termination of such Optionee's employment other than voluntarily by the Optionee or for Cause.
           (c) Notwithstanding the provisions of subparagraph (a) and (b) of this Paragraph 6, if the Optionee, other than an Optionee who was an employee of Ampal at the time of the Option grant, ceases to be a director of Ampal, and immediately thereafter, such Optionee is not then employed by the Company, any Options grant to such Optionee may be exercisable at any time within one year after such Optionee ceases to be a director of Ampal, subject to the provisions of subparagraph (e) of this Paragraph 6.

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

           (d) If an Optionee dies (i) while employed by, or engaged in such other relationship with, the Company or (ii) within three months after the termination of his employment or other relationship other than voluntarily by the Optionee and without the consent of the Company or for Cause, any Options granted to such Optionee may be exercised at any time within six months after such Optionee's death, subject to the provisions of subparagraph (e) of this Paragraph 6 and subparagraph (c) of Paragraph 5. Any unexercised Option subject to this subparagraph
 (d) shall expire on the date six months after the Optionee's death.
           (e) An Option may not be exercised pursuant to this Paragraph 6 except to the extent that the Optionee was entitled to exercise the Option at the time of termination of employment or such other relationship, or death, and in any event may not be exercised after the expiration of five (5) years from the date the Option was granted.

           7.   Leave of Absence.
                ----------------

           For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the United States or any state government) shall be considered as remaining in the employ of the Company for 90 days or such longer period as shall be determined by the Board of Directors.

           8.   Adjustment upon Changes in Capitalization.
                -----------------------------------------

           (a) In the event that the outstanding shares of Class A Stock are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in shares of Class A Stock, an appropriate adjustment shall be made by the Board of Directors in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding Options. If Ampal shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of Ampal shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that if any of such events occur, the Board of Directors shall have the discretionary power to take any action necessary or appropriate to prevent ISOs granted hereunder from being disqualified as Incentive Stock Options or to accelerate their vesting date.

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

           (b) Any adjustment under this Paragraph 8 in the number of shares of Class A Stock subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

           9.   Further Conditions of Exercise.
                ------------------------------

           (a) Unless prior to the exercise of an Option the shares of Class A Stock issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the Optionee to Ampal to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by Ampal, unless, in the opinion of counsel to Ampal, such representation, agreement or documentation is not necessary to comply with the Securities Act.
           (b)  Anything in the Plan to the contrary
 notwithstanding, Ampal shall not be obligated to issue or sell any shares of Class A Stock until they have been listed on each securities exchange on which the shares of Class A Stock may then be listed and until and unless, in the opinion of counsel to Ampal, Ampal may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. Ampal shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

           10.  Termination, Modification and Amendment.
                ---------------------------------------

           (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of Ampal entitled to vote thereon, and no Option shall be granted after termination of the Plan.
           (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of Ampal entitled to vote thereon.
           (c) The Board of Directors may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not (i) modify or

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

 amend the Plan in any way that would disqualify any ISO issued pursuant to the Plan as an incentive stock option within the meaning of Section 422 of the Code or (ii) without approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of Ampal entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares of Class A Stock as to which Options may be granted under the Plan or change the class of persons eligible to receive Options under the Plan.
           (d) No termination, modification or amendment of the Plan may adversely affect the rights conferred by any Options without the consent of the Optionee thereof.

           11.  Effectiveness of the Plan.
                -------------------------

           The Plan shall become effective upon adoption by the Board of Directors. The Plan shall be submitted for the approval of the shareholders of Ampal at a meeting constituting a quorum within one year following the adoption of the Plan by the Board of Directors, and all Options granted prior to such approval shall be subject thereto. The Plan shall be approved by the affirmative vote of the holders of a majority of the shares of the capital stock of Ampal entitled to vote at such meeting.
 The Plan is also subject to the adoption by the Board of Directors and the approval by the holders of a majority of the outstanding shares of capital stock of Ampal entitled to vote at a meeting constituting a quorum of an amendment of Ampal's Certificate of Incorporation to increase the number of authorized shares of Class A Stock to an amount sufficient to allow Ampal to reserve the 200,000 shares of Class A Stock which may be subject to Options granted under the Plan. In the event such adoption or approvals are withheld, the Plan and all Options which may have been granted thereunder shall become null and void.

           12.  Not a Contract of Employment.
                ----------------------------

           Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of, or retain the relationship with, the Company.

              AMENDMENT DATED AS OF MARCH 23, 1994 TO
                 AMPAL-AMERICAN ISRAEL CORPORATION
                       1993 STOCK OPTION PLAN



 1. Subparagraph (e) of Paragraph 5 is amended and restated in its entirety as follows:

           "(e) Options shall be exercised by the delivery by the Optionee thereof to the Company at its principal office, or at such other address as may be established by the Board of Directors, of written notice of the number of shares of Class A Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Payment for such shares of Class A Stock may be made (as determined by the Board of Directors) (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery of capital stock to the Company (including, by way of irrevocable direction to the Company, shares of Class A Stock to be received upon exercise of the Option) having a fair market value (determined on the date of exercise in accordance with the provisions of subparagraph (a) of this Paragraph 5) equal to said purchase price, (iv) pursuant to a broker-assisted "cashless exercise" program, if established by the Company, or (v) by any combination of the methods of payment described in (i) through
 (iv) above."

 2. The following new subparagraph (h) shall be added to the end of Paragraph 5:

           "(h) The Company's obligation to deliver shares of Class A Stock upon the exercise of an Option shall be subject to the payment by the Optionee thereof of any applicable federal, state and local withholding tax. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes required to be withheld with respect to such payment. Subject to the right of the Board of Directors to disapprove any such election and require the withholding tax in cash, an Optionee shall have the right to elect to pay the withholding tax with shares of Class A Stock to be received upon exercise of an Option or which are otherwise owned by the Optionee. Any election to pay withholding taxes with stock shall be irrevocable once made."













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

AMPAL-AMERICAN ISRAEL CORPORATION                                         PROXY

This proxy is solicited on behalf of the Board of Directors and will be voted FOR the nominees listed in the accompanying proxy statement and FOR the approval of the Company's 1993 Stock Option Plan, if no instructions to the contrary are indicated.

The undersigned hereby constitutes and appoints SHLOMO RECHT, LAWRENCE LEFKOWITZ and ALAN L. SCHAFFER, and each of them, as proxies with full power of substitution in each, to represent the undersigned and vote all shares of Class A Stock of the undersigned at the Annual Meeting of Shareholders of Ampal-American Israel Corporation to be held at the offices of Bank Hapoalim B.M., 1177 Avenue of the Americas, 14th Floor, New York, New York, on Thursday, September 22, 1994, at 9:00 A.M., and at any adjournments thereof as follows:

(Continued, and to be signed and dated on reverse side)

                            /X/  Please mark
                                  your vote
                                    as this
       --------------
           CLASS A
           The Board of Directors recommends a vote FOR Proposals 1 and 2.
   FOR all nominess below           WITHHOLD AUTHORITY
     (except as marked to               to vote for
      the contrary below)           all nominees below


1. THE ELECTION OF
   DIRECTORS



CLASS A NOMINEES: H. Henshel, H. Kronish, L. Riebman, E Sommer.
COMMON/CLASS A NOMINEES: A. Abend, M. Arnon, S. Batkin, Y. Elinav,
I. Hochberg, L. Lefkowitz, E. Raff, S. Ravid, S. Recht.

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), print the name of such nominee(s) below.)


                               FOR   AGAINST    ABSTAIN
2. Approval of the Company's   / /     / /        / /
   1993 Stock Option Plan


3. In their discretion, upon such other matters as may properly come before the meeting.

This proxy must be signed exactly as name appears hereon.
Executors, administrators, trustees, etc., should give full title as such. If stock is held in name of joint holders, each should sign. If signer is a corporation, please sign full corporate name by authorized officer.


Signature(s)                         Dated................ ,1994

      Please complete, sign, date and mail this card promptly in the postage prepaid return envelope provided.